EXHIBIT 107

Calculation of Filing Fee Table

Form F-10

(Form Type)

Quipt Home Medical Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

In U.S. Dollars

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common Shares	-	-	-
	Equity	Preferred Shares	-	-	-	-	-	-
	Debt	Debt Securities	-	-	-	-	-	-
	Other	Warrants	-	-	-	-	-	-
	Other	Subscription Receipts	-	-	-	-	-	-
	Other	Units	-	-	-	-	-	-
	Unallocated (Universal) Shelf	-	Rule 457(o)	(1)	(1)	$225,030,000(2)(3)	0.00014760	$33,214.43
Total Offering Amounts						$225,030,000		$33,214.43
Total Fees Previously Paid								-
Total Fee Offsets								$14,976.61
Net Fee Due(4)								$18,237.82

(1)	There is being registered hereunder such indeterminate number of (a) common shares, (b) preferred shares, (c) debt securities, (d) warrants, (e) subscription receipts, and (f) units of by Quipt Home Medical Corp. (the “Registrant”), and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively, shall have an aggregate initial offering price not to exceed C$300,000,000. Pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of common shares, preferred shares, debt securities, warrants, subscription receipts and units as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)

Determined based on the proposed maximum aggregate offering price in Canadian dollars of $300,000,000 converted into U.S. dollars based on the average rate of exchange of C$1.00 = US$0.7501, on December 20, 2023, as reported by the Bank of Canada.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes a total of C$200,000,000 of unsold securities that had previously been registered under the Registrant’s registration statement on Form F-10 filed on October 19, 2021 (No. 333-260363), and declared effective on November 15, 2021, (the “Prior Registration Statement”). The Prior Registration Statement registered securities for a maximum offering price of C$200,000,000, which at the time converted into U.S. dollars of $161,560,000 based on the average rate of exchange of C$1.00 = U.S.$0.8078, as reported by the Bank of Canada. The Registrant did not sell any of securities registered under the Prior Registration Statement (“Unsold Securities”), and therefore, the entire balance of C$200,000,000 remains unsold. In connection with the registration of such unsold securities on the Prior Registration Statement, the Registrant paid a registration fee of $14,976.61 for such unsold securities, which fee will continue to be applied to such unsold securities. Accordingly, a filing fee of $18,237.82 is being paid herewith. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If the Registrant sells any of the Unsold Securities pursuant to the Prior Registration Statement after the date of the initial filing, and prior to the date of effectiveness, of this registration statement, the Registrant will file a pre-effective amendment to this registration statement, which will reduce the number of Unsold Securities included on this registration statement.

Table 2: Fee Offset Claims and Sources

In U.S. Dollars (unless otherwise indicated)

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Quipt Home Medical Corp.	F-10	333-260363	10/19/2021		$14,976.61 (1) (2)	(3)	(3)	Unallocated (Universal) Shelf	C$200,000,000
Fee Offset Sources	Quipt Home Medical Corp.	F-10	333-260363		10/19/2021						$2,769.42 (1)(2)
	Quipt Home Medical Corp.	S-8	333-257866		7/13/2021						$12,207.19 (1)

(1)	The Registrant previously paid $15,207.89 in registration fees with respect to the registration statement on Form S-8 filed on July 13, 2021 (No. 333-257866) (the “S-8 Registration Statement”), pertaining to the registration of common shares of the Registrant. The Registrant filed a Form RW to withdraw the S-8 Registration Statement on July 16, 2021. The Registrant then paid $3,000.70 in registration fees with respect to the registration statement on Form S-8 filed on July 16, 2021, using the available offset amount of $15,207.89 that was previously paid in connection to the S-8 Registration Statement. The remaining $12,207.19 was used to offset the total filing fee required for the Prior Registration Statement.

(2)	The Registrant previously paid $14,976.61 in registration fees (the Registrant transferred funds of $2,769.42 and used the available offset amount of $12,207.19 for the remainder of the fee) with respect to the Prior Registration Statement, pertaining to the registration of C$200,000,000 of securities of the Registrant, of which $14,976.61 remained unutilized (of which $12,207.19 was originally paid as part of the payment of the S-8 Registration Statement registration fees) and therefore available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is $33,214.43, taking into consideration the available offset of $14,976.61 from the S-8 Registration Statement and Prior Registration Statement, the amount paid herewith is $18,237.82.

(3)	An indeterminate amount of securities to be offered at indeterminate offering prices not to exceed C$200,000,000 was registered pursuant to the Prior Registration Statement.